SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code     972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 — Registrant’s Business and Operations.

Item 1.01. Entry Into a Material Definitive Agreement.

On October 24, 2007, Brinker International, Inc. (the “Registrant”) and its wholly owned subsidiary, Brinker Restaurant Corporation, as guarantor, entered into a term loan agreement (the “Loan Agreement”) with Citibank, N.A., as administrative agent, Citigroup Global Markets, Inc., and J.P. Morgan Securities, Inc., as joint lead arrangers and bookrunners, Bank of America, N.A. and JPMorgan Chase Bank N.A., as Co-Syndication Agents, and Wachovia Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Documentation Agents. The Loan Agreement provides for an unsecured $400,000,000 term loan under which the Registrant may select interest rates equal to (i) LIBOR plus an applicable margin, or (ii) the banks’ base rate. The applicable margin is subject to adjustment if the Registrant’s credit rating changes. The Loan Agreement contains various financial covenants that, among other things, require the maintenance of certain leverage and fixed charges coverage ratios. This unsecured facility will mature on October 24, 2010, subject to acceleration upon certain specified events of defaults, including breaches of representations or covenants, failure to pay other material indebtedness, Registrant ceasing to own 100% of the stock of the guarantor subsidiary or another person becoming the beneficial owner of 50% or more of Registrant’s outstanding common stock. The term loan proceeds are being used to pay off all outstanding amounts under the bridge loan facility as evidenced by the Bridge Loan Agreement dated April 23, 2007, which Bridge Loan Agreement was more specifically described in Item 1.01 of the Current Report on Form 8-K, dated April 23, 2007, which description is incorporated by reference in this Item 1.01. As a result of such payoff, the Bridge Loan Agreement will be terminated, without penalty, on October 24, 2007.

Citibank, N.A., JPMorgan Chase Bank, N.A., Bank of America, N.A., Wachovia Bank, National Association, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. are participants in the Registrant’s existing $300 million revolving credit facility. Citibank, N.A. and JPMorgan Chase Bank, N.A. are also participants in the Bridge Loan Agreement. JPMorgan Chase Bank is a party to the Registrant’s uncommitted line of credit facility with $250 million availability, and Bank of America, N.A. is a party to the Registrant’s $100 million uncommitted line of credit facility. Citibank, N.A., JPMorgan Chase Bank, N.A., and Bank of America, N.A. further provide other general banking services to the Registrant.

Item 1.02. Termination of a Material Definitive Agreement.

On October 24, 2007, the Registrant terminated the Bridge Loan Agreement dated April 23, 2007, as more specifically described in Item 1.01 of this Current Report on Form 8-K, which description, together with the discussion of the participants’ material relationships with Registrant, is incorporated by reference in this Item 1.02.

Section 2 — Financial Information.

Item 2.02. Results of Operations and Financial Conditions.

The information contained in this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

On October 23, 2007, the Registrant issued a Press Release announcing its first quarter fiscal 2008 results. A copy of this Press Release is attached hereto as Exhibit 99(a).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 24, 2007, the Registrant entered into a term loan agreement more specifically described in Item 1.01 in this Current Report on Form 8-K, which description is incorporated by reference in this Item 2.03.

Section 9 — Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99(a) Press Release dated October 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: October 26, 2007	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer